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                                                                    EXHIBIT 10.7

                                                          December 30, 1999

Dear Bob:

We are pleased to offer you an opportunity to join 800.COM, as soon as possible. The details of this offer are listed below. This offer supercedes any prior offers.

Company: 800.COM is an online Internet retailer of consumer electronics.

Position:           Senior Vice President, Chief Financial Officer

Compensation:       $250,000 per year is your target compensation based on a
                    100% performance level, with a potential to over-perform.
                    This includes a base salary and bonus opportunity as follows:

Base Salary:        $200,000 per year.

Bonus Opportunity:  $50,000 annual opportunity at a 100%
                    performance level, with the potential to over-perform. Criteria to be determined and agreed upon within a 30-day period. Incentive to be paid quarterly, beginning April 2000.

Stock Options:      Pending approval by the board of directors, you
                    will be granted an option to purchase 300,000 shares of common stock of 800.COM, which will vest 100% over a 4-year period. As a key executive in the company, your options will be eligible for accelerated vesting due to a change of control as outlined in the final stock option plan.

Start Date:         January 5, 2000, or as soon as possible.

Termination:        If you are terminated without cause, you will receive 180
                    days severance pay at your base rate of pay.

Benefits:           800.COM insurance programs and other benefits as outlined in the 800.COM employee handbook.

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Bob, the executive staff and I are very excited about the opportunity for you to join us and take 800.COM to its next level of performance. We look forward to a great journey together.

This offer is subject to written and signed approval by both parties, and expires on January 4, 2000, 5pm. Although we plan our association with you will be long lasting, 800.COM is an "at will" employer and nothing in this offer letter may be construed as a contract of employment. Just as you will be free to terminate your employment with 800.COM for any reason, 800.COM reserves the right to terminate employment with or without cause. Please acknowledge your acceptance of this offer by signing where indicated below.

Best regards,                         Accepted by:

/s/ Greg Drew  Date:  12-30-99        /s/ Bob Falcone       Date:  1-5-00
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Greg Drew, CEO                        Bob Falcone
800.COM, Inc.